EXHIBIT 99.1

May 11, 2023

Ivanhoe Electric to Acquire 6,205 Acres of Private Land at the Santa Cruz Copper Project Near Casa Grande, Arizona

Strategic Land Acquisition Includes Associated Water Rights

Ivanhoe Electric Now Has Agreements in Place to Own a Complete Private Land Package and Mineral Rights Encompassing the Entire Santa Cruz Project

PHOENIX, ARIZONA – Ivanhoe Electric (NYSE American: IE; TSX: IE) Executive Chairman, Robert Friedland and President and Chief Executive Officer, Taylor Melvin are pleased to announce the signing of a binding Purchase and Sale Agreement (“PSA”) with Wolff-Harvard Ventures LLC (“Seller” a.k.a. “Legends Property”) for the acquisition of surface land at its Santa Cruz Copper Project in Casa Grande, Arizona. The acquisition totals 6,205 acres of surface title and associated water rights.

Ivanhoe Electric also holds the option to acquire all the mineral titles contiguous with the acquired surface lands. Those mineral rights will be formally acquired upon the completion of scheduled payments by Ivanhoe Electric to the current mineral title holder in August 2023 and 2024. At that time, Ivanhoe Electric will have a unified land and mineral package encompassing the entire Santa Cruz Project.

Mr. Friedland commented: “Acquiring the surface land at our Santa Cruz Project is a significant step towards realizing our vision of developing a high-grade, low carbon dioxide footprint underground copper mine on private land. We are designing our Santa Cruz Project to be a modern, responsible underground mining operation that will employ a skilled workforce and provide an economic boost to Arizona’s growing industrial economy while supporting supply chain independence in the United States for electric metals. The large area of flat land that we are acquiring is ideally suited for renewable solar energy, which we plan to utilize to power our Santa Cruz Project. This important transaction is the culmination of our hard work to reunite the surface land with the subsurface mineral rights we already have the option to acquire, giving Ivanhoe Electric control of a large, high-grade copper project on private land in the Copper State.”

Mr. Melvin commented: “This agreement is a major milestone for our Santa Cruz Project. Acquiring such a large area of private land and associated water rights, in the heart of a growing industrial area near Casa Grande with excellent access to infrastructure including nearby rail, highways and electric transmission lines, is a tremendous advantage for Ivanhoe Electric. Acquiring this land gives our team the flexibility they need to design and develop a minimally disruptive, efficient and modern underground copper mining operation, and provides significant potential for on-site solar power. This land will be a valuable long-term asset for the future of the Santa Cruz Project and our company.”

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Video footage of the Santa Cruz Copper Project, located just west of Casa Grande and approximately 40 miles south of Phoenix, Arizona. Click on the image below for the high-resolution video.

Terms of the Legends Land Acquisition

Under the terms of the PSA, Ivanhoe Electric will acquire 6,205 acres for a total purchase price of $120.5 million to be paid in installments over a 4.5-year period, as follows:

•	$5.0 million deposit, paid upon signing of the PSA;
•	$34.3 million payable at the time of closing, expected in May, inclusive of the $5.0 million deposit (the “First Closing Payment”);
•	$34.3 million, plus accrued interest, payable on or before six months following the date of closing (the “Second Closing Payment”);
•	Four equal principal payments of $13.0 million on the first, second, third and fourth anniversaries of the Second Closing Payment, plus applicable accrued interest.

Interest on future payments will accrue at a rate of Prime plus 1%. In the event that Ivanhoe Electric elects to begin mine construction prior to completing the final principal payment, the full outstanding balance shall be paid to Seller prior to commencement of major mine construction activities.

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Map of land being acquired at the Santa Cruz Copper Project, Casa Grande, Arizona

Ivanhoe
ELECTRIC
SANTA CRUZ
ARIZONA, USA
Legend
IE Land Acquisition
Resource Outline
Previously Acquired Parcels
Previously Optioned Parcels
IE Mineral Control
Texaco
East Ridge
Santa Cruz
0
0.5
1
Mile
0
0.5
1
Kilometer
Projection: NAD83 Zone 12

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Map showing the substantial regional infrastructure located near the Santa Cruz Copper Project, Casa Grande, Arizona

Ivanhoe ELECTRIC

# SANTA CRUZ
ARIZONA, USA

Legend
IE Land Acquisition
Previously Acquired Parcels
Previously Optioned Parcels
IE Mineral Control
Historical Mine
Airport
Local Industry
Rail Lines
Highways/Interstates
Transmission Lines
Historical Sacaton Mine
Casa Grande Municipal Airport
10
Frito Lay Plant
387
84
287
Walmart Distribution Center
Lucid Motors
8
N
0
1
2
Miles
0
1
2
Kilometers

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Drill site location at the Santa Cruz Copper Project, Casa Grande, Arizona

Christopher Seligman, Principal Development Geologist, examining core samples at the Santa Cruz Copper Project

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About Ivanhoe Electric

Ivanhoe Electric is an American technology and mineral exploration company that is re-inventing mining for the electrification of everything by combining advanced mineral exploration technologies, renewable energy storage solutions and electric metals projects predominantly located in the United States. Ivanhoe Electric uses its Typhoon™ transmitter, an accurate and powerful geophysical survey system, together with advanced data analytics provided by its subsidiary, Computational Geosciences Inc., to accelerate and de-risk the mineral exploration process as well as to potentially discover deposits of critical metals that may otherwise be undetectable by traditional exploration technologies. Through its controlling interest in VRB Energy, Ivanhoe Electric also develops and manufactures advanced grid-scale vanadium redox battery storage systems. Finally, through advancing its portfolio of electric metals projects located primarily in the United States, headlined by the Santa Cruz Copper Project in Arizona and the Tintic Copper-Gold Project in Utah, as well as projects in Montana, Nevada, Oregon and North Carolina, Ivanhoe Electric is also well positioned to support American supply chain independence by delivering the critical metals necessary for electrification of the economy.

Contact Information

Investors: Valerie Kimball, Director, Investor Relations 720-933-1150

Forward-Looking Statements

Certain statements in this news release constitute “forward-looking statements” or “forward-looking information” within the meaning of applicable US and Canadian securities laws. Such statements and information involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company, its projects, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Such statements can be identified by the use of words such as “may”, “would”, “could”, “will”, “intend”, “expect”, “believe”, “plan”, “anticipate”, “estimate”, “scheduled”, “forecast”, “predict” and other similar terminology, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. These statements reflect the company’s current expectations regarding future events, performance and results and speak only as of the date of this news release.

Such statements in this news release include, without limitation: statements regarding the final terms and conditions, potential satisfaction of closing conditions and closing of the strategic land transactions; the schedule of payments; the anticipated benefits of the transactions; the development of the Santa Cruz Project and the potential benefits thereof.

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Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Such statements are subject to significant risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including uncertainties as to the timing of closing the transaction, including the potential failure to close; the Company’s ability to complete due diligence on the timeline or at all; the satisfaction of conditions to closing; the risk that the Company cannot complete the payments owed; changes in the prices of copper or other metals Ivanhoe Electric is exploring for; the results of exploration and drilling activities and/or the failure of exploration programs or studies to deliver anticipated results or results that would justify and support continued exploration, studies, development or operations; the final assessment of exploration results and information that is preliminary; the significant risk and hazards associated with any future mining operations, extensive regulation by the US government as well as local governments; changes in laws, rules or regulations, or their enforcement by applicable authorities; the failure of parties to contracts with the company to perform as agreed; and the impact of political, economic and other uncertainties associated with operating in foreign countries, and the impact of the COVID-19 pandemic and the global economy. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risk factors described in Ivanhoe Electric’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission.

No assurance can be given that such future results will be achieved. Forward-looking statements speak only as of the date of this news release. Ivanhoe Electric cautions you not to place undue reliance on these forward-looking statements. Subject to applicable securities laws, the company does not assume any obligation to update or revise the forward-looking statements contained herein to reflect events or circumstances occurring after the date of this news release, and Ivanhoe Electric expressly disclaims any requirement to do so.

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